UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2016

Seacoast Banking Corporation of Florida

(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	000-13660 (Commission File Number)	59-2260678 (IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida (Address of Principal Executive Offices)	34994 (Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2016, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast”), appointed Herbert Lurie to serve on its board of directors. Mr. Lurie, age 55, was Senior Managing Director and Chairman of the Financial Institutions Group of Guggenheim Securities LLC from June 2011 to April 2016. Currently, he is Senior Advisor to Guggenheim Securities LLC. Previously, Mr. Lurie led the Global Financial Institutions Group at Merrill Lynch and was a member of Merrill Lynch's Global Investment Banking Management Committee. One of the nation’s most experienced advisors to financial institutions, Mr. Lurie has advised on numerous financial institution transactions around the world. He began his Wall Street career as an M&A and securities attorney at Simpson Thacher & Bartlett LLP.

Mr. Lurie holds a JD from the University of California at Berkeley, an MA in Clinical Psychology from Columbia University, and a dual BS in Finance and Economics from the University at Albany.

Guggenheim Securities LLC has acted in the past as a financial advisor to Seacoast and is currently engaged by Seacoast to act as a financial advisor in connection with certain matters. Mr. Lurie is a Senior Advisor to Guggenheim Securities LLC and may receive compensation from Guggenheim Securities LLC, including in connection with matters related to Seacoast.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

	By:	/s/Stephen A. Fowle
Stephen A. Fowle
Executive Vice President and Chief Financial Officer
Date: April 25, 2016